As filed with the Securities and Exchange Commission on May 7, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CLINICAL DATA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3826	04-2573920
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Marc A. Recht
Cooley Godward Kronish LLP
The Prudential Tower, 800 Boylston St., 46th Floor
Boston, MA 02199
(617) 937-2300

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Maximum Offering	Aggregate	Registration
Securities Being Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Fee
Common stock, $0.01 par value per share	9,165,900	$12.07	$110,621,550.00	$6,172.68

(1)	The selling stockholders acquired the Registrant’s convertible notes and warrants to purchase common stock in a private placement that closed on February 25, 2009. This registration statement relates to (i) a secondary offering for the resale by the selling stockholders named herein of up to 9,165,900 shares of common stock of the Registrant issuable under such convertible notes and upon exercise of such warrants. The 9,165,900 shares of common stock to be registered represent an aggregate of 6,110,600 shares of common stock issuable upon conversion of $50,000,000 in aggregate principal amount of the convertible notes at a conversion price of $8.18250 per share and, 3,055,300 shares of common stock issuable upon exercise of the warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Market on May 6, 2009.
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 7, 2009
CLINICAL DATA
9,165,900 Shares of Common Stock

     The selling stockholders of Clinical Data, Inc., listed on page 8, may offer and resell the following shares of our common stock under this prospectus, each for their own accounts:
•	Up to 6,110,600 shares of our common stock, which may be acquired by the selling shareholders upon conversion of the convertible notes we issued in a private placement on February 25, 2009; and

•	Up to 3,055,300 shares of our common stock, which may be acquired by the selling stockholders upon the exercise of warrants to purchase our common stock issued in a private placement on February 25, 2009.
     The prices at which these stockholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We cannot predict when or in what amounts a selling stockholder may sell any of the shares offered by this prospectus. We will not receive any of the proceeds from the sale of these shares. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.
     Our common stock is quoted on the Nasdaq Global Market under the symbol “CLDA.” On May 6, 2009, the last sale price of our common stock as reported on the Nasdaq Global Market was $11.98 per share.
     Investing in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this prospectus, the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, the section entitled “Risk Factors” of our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 8, 2008, as amended, and the sections entitled “Risk Factors” of our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008, September 30, 2008 and December 31, 2008, each of which sections is incorporated herein by reference in its entirety, and as updated in any future filings made with the Securities and Exchange Commission that are incorporated by reference herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is ________ ____, 2009.

     You may rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide information or to make representations not contained in this prospectus. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. Neither the delivery of this prospectus, nor any sale made under this prospectus, means that the information contained incorporated by reference in this prospectus is correct as of any time after the date of this prospectus.
     Unless the context otherwise requires, the terms “we,” “us,” “our,” “Clinical Data,” and “the Company” refer to Clinical Data, Inc., a Delaware corporation, and its subsidiaries.
ii

WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and in accordance with such laws, we file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and at our website at http://www.clda.com.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

PROSPECTUS SUMMARY
     We are a Delaware corporation, headquartered in Newton, Massachusetts. Our main operating business is PGxHealth®.
     PGxHealth develops and commercializes targeted therapeutics and predictive tests from its growing portfolio of late and early stage compounds and proprietary biomarkers with the objectives of improving patient outcomes and reducing healthcare costs. PGxHealth is seeking to gain United States Food and Drug Administration, or FDA, approval to commercialize its novel dual-serotonergic drug candidate, vilazodone, for the treatment of depression. PGxHealth is also developing a potential companion pharmacogenetic test alongside vilazodone to help predict drug response. Furthermore, PGxHealth is advancing its late-stage compound StedivazeTM, in development as a pharmacologic stress agent for myocardial perfusion imaging, into Phase III, as well as advancing into the clinic its deep pipeline of adenosine agonists and antagonists for a variety of indications. PGxHealth’s genetic and pharmacogenetic tests are marketed to healthcare providers, reimbursed by certain third-party payers, and are only available through prescription by healthcare providers.
     As previously disclosed, we are in the process of monetizing our non-core assets, characterized as those businesses that are not related to our primary business of developing and commercializing targeted therapeutics, proprietary genetic biomarkers, genetic and pharmacogenetic tests. As part of our decision to focus our efforts solely on the development and commercialization of targeted therapeutics and predictive tests, we sold Vital Diagnostics, Pty in November 2006, Clinical Data Sales and Service, Inc., in June 2007, Vital Scientific B.V. in October 2007 Electa Lab s.r.l., in November 2007 and Cogenics, Inc., Epidauros Biotechnologie, Aktiengesellschaft and Cogenics Genome Express, S.A., collectively Cogenics, in April 2009.
     On April 1, 2009, we entered into a Stock Purchase Agreement with Beckman Coulter, Inc. and certain of its affiliates, or Beckman, to sell our Cogenics business segment for approximately $17 million, subject to adjustments, in an all cash deal with no financing contingencies. We operated the Cogenics business segment under three of our subsidiaries: Cogenics, Inc., which has operations in the United States and the United Kingdom; Epidauros Biotechnologie, Aktiengesellschaft, which has operations in Germany; and Cogenics Genome Express, S.A., which has operations in France. We closed the sale of these subsidiaries on April 14, 2009. Under the Stock Purchase Agreement, we have agreed to indemnify Beckman for certain representations and warranties and other matters contained in the Stock Purchase Agreement. In connection with the sale of the Cogenics business segment, we have agreed that we will not offer genomic testing services to third parties for a period of five years from the closing.
     We were formed in 1972 to offer ambulatory diagnostic monitoring for clinical and research applications. Our transformation began in 2005 when we established our molecular and pharmacogenomics businesses in the third and fourth quarters of fiscal 2006 through the acquisition of Genaissance Pharmaceuticals, Inc., or Genaissance, Icoria, Inc., or Icoria and Genome Express S.A., or Genome Express. As noted above, our Genome Express operations, along with the remainder of our Cogenics division, were sold as part of the sale of Cogenics to Beckman Coulter in April 2009.
     In 2005, we acquired Genaissance, a leader in the discovery and application of human gene variation for the development of a new generation of DNA-guided tests and therapeutic products with an established market presence in pharmacogenomics and molecular services. The acquisition of Genaissance enabled us to advance and commercialize our pharmacogenetic and genetic tests, which we more broadly call Therapeutic Diagnostics™ and are specifically branded PGxPredict or FAMILION tests, with the intention of marketing these tests to allow healthcare providers to better assist in the diagnosis of complex diseases and guide the use of specific therapies in individuals. These technologies are playing a groundbreaking role in the product development efforts for future commercialization of predictive tests through PGxHealth. In addition, we advanced our in-licensed therapeutic, vilazodone, through its first Phase III clinical trial, which successfully met its primary and secondary efficacy endpoints. We have also identified proprietary biomarkers of response to vilazodone. Through this acquisition, we also gained the expertise to in-license and further develop intellectual property from outside parties with the goal of developing and commercializing genetic tests and biomarker-guided therapeutics. The acquisition of Genaissance was an important step in our objective to transform Clinical Data and grow our business and revenues in the strategic areas of genomics and molecular services, pharmacogenetics and genetic testing, and targeted therapeutics.
     Also in 2005, we acquired Icoria, a biotechnology company which analyzed biological function at the level of gene expression and biochemical pathways to discover and validate novel biomarkers for the research community.
     We formed PGxHealth LLC, or PGxHealth, to centralize the development and commercialization of our proprietary biomarker development, our pharmacogenomics and genetic tests and our drug compounds, vilazodone and Stedivaze TM, which asset and operations were, in part, acquired through our acquisitions of Genaissance, Icoria and the assets of Adenosine Therapeutics, LLC, or Adenosine.
     On August 4, 2008, we acquired the assets of Adenosine, a developer of drug products based on its extensive portfolio of composition of matter and method of use patents relating to selective adenosine receptor modulators, in exchange for $11 million in cash and entered into a $22 million five-year promissory note and a separate $3.2 million 32-month promissory note with the members of Adenosine. We may pay contingent consideration of up to $30 million in cash upon the achievement of certain regulatory and commercial milestones. Two compounds in the Adenosine Therapeutics pipeline are the subject of licensing option agreements. Novartis holds an option to partner on the development of ATL844, in preclinical study for the treatment of diabetes and asthma, and a confidential partner holds an option on another compound in preclinical development for an ophthalmic indication.
     On October 27, 2008, we entered into a definitive merger agreement to acquire Avalon Pharmaceuticals, Inc., or Avalon, for approximately $10 million in shares of our common stock, payable to current Avalon stockholders based upon the 15-day volume weighted average price of

$12.49 for our common stock through Monday, October 27, 2008. Additionally, as part of the merger, we will issue contingent value rights to Avalon stockholders, payable for up to $2.5 million of additional shares of our common stock, upon the receipt of certain milestone payments that Avalon may receive under its collaboration agreements with Merck & Co., Inc. and Novartis Institute for Biomedical Research, Inc. prior to June 30, 2010. Avalon’s board of directors has approved the merger agreement and has recommended the approval of the transaction to Avalon’s stockholders. The merger agreement is subject to various closing conditions, including approval by Avalon stockholders. Avalon stockholders will be asked to vote on the proposed transaction at a special meeting. The combined company will have a significantly expanded oncology business with a pipeline of promising oncology biomarkers and compounds, and a biomarker discovery platform to identify additional therapeutic and diagnostic candidates.
     Our headquarters are located at One Gateway Center, Suite 702, Newton, MA 02458. Our telephone number is (617) 527-9933 and our website is located at http://www.clda.com. The information on our website is not incorporated by reference into this filing. As soon as reasonably practicable after they are filed or furnished with the SEC, we make available free of charge on our website, or provide a link to, our Annual Report on Form 10-K, our Registration Statement on Form S-4 filed with the SEC on December 8, 2008, as amended, Quarterly Reports on Forms 10-Q and Current Reports on Forms 8-K and all amendments to such reports filed with or furnished to the SEC.
Private Placements of Convertible Notes and Warrants
     On February 25, 2009, we closed a private placement in which we issued and sold to certain accredited investors affiliated with our chairman, Randal J. Kirk, convertible notes in the aggregate principal amount of $50 million and related warrants to purchase 3,055,300 shares of our common stock. The convertible notes and warrants have not been and will not be registered under the Securities Act, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. The registration statement of which this prospectus is a part registers for resale 6,110,600 shares of our common stock issuable upon conversion of the convertible notes and 3,055,300 shares of our common stock issuable upon exercise of the warrants. We did not use a placement agent in connection with the private placement.
     Convertible Notes
     The material terms of the convertible notes are summarized as follows:
•	The interest rate is 9.72% per annum, payable in cash on a yearly basis beginning on February 25, 2010.

•	The maturity date of the convertible notes is February 25, 2017, unless earlier converted or redeemed. The convertible notes are not prepayable by us without the consent of the noteholders for a period of two years from the date of issuance.

•	The convertible notes may be converted at any time at the noteholders option into our common stock at a fixed price of $8.1825 per share, equaling the closing bid price of our common stock on the Nasdaq Global Market on February 25, 2009 plus $0.0625 per share.

•	The noteholders may require us to redeem all or any portion of the convertible notes upon the occurrence of an event of default, which includes the suspension from trading or failure of our common stock to be listed on the Nasdaq Global Market for a period of five consecutive trading days or for more than an aggregate of ten trading days in any 365-day period, our failure to convert the convertible notes in accordance with their terms, our failure to make any payment due under the convertible notes, any default by us under or acceleration prior to maturity of any indebtedness that exceeds $250,000, the occurrence of certain bankruptcy events, a final judgment or judgments against us for the payment of money aggregating in excess of $250,000 and which judgments are not discharged within 60 days, the occurrence of a material breach (subject to cure) by us of a representation, warranty, covenant or other term or condition under any of the agreements entered into in connection with the private placement, or the commencement by the SEC of a formal investigation or enforcement action against us.

•	If we engage in a transaction resulting in a change of control, each noteholder will have certain additional redemption and conversion rights.

•	We may not incur additional indebtedness, redeem or declare or pay any cash dividend on our common stock, or issue or sell any rights, warrants or options to subscribe for or purchase our common stock or securities convertible into or exchangeable for our common stock at a price that is less than the then market price of the common stock, other than in connection with an underwritten public offering.
     We believe we will have the financial ability to make all payments due on the convertible notes when such payments are due.
     Warrants
     The material terms of the warrants are summarized as follows:
•	The warrants do not become exercisable until August 25, 2009 and will remain exercisable for 5 years thereafter.

•	Warrants for one half of the shares issuable upon exercise of the warrants, or 1,527,650 shares, have an initial exercise price of $8.12, equaling the closing bid price of our common stock on the Nasdaq Global Market on February 25, 2009, and the warrants for the other half of the shares issuable upon exercise of the warrants have an exercise price of $9.744, equaling a 20% premium to the closing bid price of our common stock on the Nasdaq Global Market on February 25, 2009.

•	In lieu of payment of the exercise price of the warrants, the warrant-holders may elect a cashless net exercise.
     Registration Rights Agreement
     On February 25, 2009, we entered into a registration rights agreement with the purchasers of the convertible notes and warrants. In the registration rights agreement, we agreed that we would, at our expense, file with the SEC a registration statement for the resale of the shares of common stock issuable under the convertible notes and warrants.

     We agreed to use our its best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after its filing, and to use our best efforts to keep the registration statement continuously effective under the Securities Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144 of the Securities Act. If we are unable to meet certain deadlines and requirements included in the registration statement, then we agreed to pay the affected purchasers of the convertible notes on each monthly anniversary in which such failure continues to occur a cash payment totaling 1.5% of the aggregate purchase price paid by such purchaser for the convertible notes then-held by such purchaser. We and the purchasers of the convertible notes and warrants also agreed to indemnify each other against certain liabilities in respect of any such registration.
THE OFFERING

Securities Offered	The resale from time to time of up to 9,165,900 shares of our common stock by the selling shareholders, of which 6,110,600 shares of common stock may be issued upon conversion of the convertible notes and 3,055,300 shares of common stock may be issued upon exercise of the warrants.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares by any of the selling stockholders.

Nasdaq Global Market symbol	“CLDA”

Risk Factors	Investing in shares of our common stock involves a high degree of risk. See the Section below under the heading “Risk Factors,” our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 in Item 1A under “Risk Factors,” our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008, September 30, 2008 and December 31, 2008, our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 8, 2008, as amended, under the heading “Risk Factors,” and any future filings we make with the SEC that are incorporated by reference herein.

RISK FACTORS
Investing in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the risks described below and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 in Item 1A under “Risk Factors,” which is incorporated by reference herein, and as updated in any future filings we make with the SEC that are incorporated by reference herein, which we believe are the material risks we face, before purchasing our common stock. If any of such risks actually occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the trading price of our common stock could decline, and you might lose all of your investment. The risks and uncertainties described below, in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 in Item 1A under “Risk Factors,” in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 8, 2008, as amended, under “Risk Factors,” in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008, September 30, 2008 and December 31, 2008 in Item 1A under “Risk Factors,” and as updated in any future filings we make with the SEC that are incorporated by reference herein, are not the only ones facing us. Additional risks and uncertainties, not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these additional risks and uncertainties occur, the trading price of our common stock could decline, and you might lose all or part of your investment.
Conversion of the convertible notes and exercise of the warrants will significantly dilute the ownership interests of existing stockholders.
     The conversion or exercise of some or all of the convertible notes and the warrants, respectively, could significantly dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our common stock. Moreover, the existence of the convertible notes may encourage short selling by market participants because the conversion of such convertible notes could be used to satisfy short positions, or the anticipated conversion of such convertible notes into shares of our common stock could depress the price of our common stock.
The covenants in the convertible notes restrict our financial and operational flexibility.
     We are subject to certain covenants under the convertible notes that restrict our financial and operational flexibility. For example, we are restricted from incurring additional indebtedness, redeeming or declaring or paying any cash dividend or cash distribution on our common stock, or issuing or selling any rights, warrants or options to subscribe for or purchase our common stock or securities convertible into or exercisable for our common stock at a price which is less than the then market price of the common stock, other than in connection with an underwritten public offering. As a result of these covenants, our ability to finance our operations through the incurrence of additional debt or the issuance of shares of our common stock is limited.
Divestiture of Clinical Data’s Cogenics business segment may materially adversely affect our business, results of operations and financial condition.
     On April 14, 2009, we closed the sale of our Cogenics business segment to Beckman Coulter, Inc. This divestiture will result in significant reduction in our revenues which could have a material adverse effect on our business, results of operations and financial condition. Significantly, our Cogenics business segment accounted for approximately 74% and 85% of our revenues for the nine months ended December 31, 2008 and for the year ended March 31, 2008, respectively. This disposition could involve additional risks, including difficulties in the separation of operations, services, products and personnel, the diversion of management’s attention from other business concerns, the disruption of our business and the potential loss of key employees. We may not be successful in managing these or any other significant risks that we encounter in divesting this business segment, which could harm our operations.
Without additional capital raising opportunities, we will not have sufficient cash resources available to fund our current level of activities beyond December 2009, including the integration of Avalon and Adenosine, and our Phase III clinical trials for our lead product candidate, vilazodone.
     As a result of our acquisition of Adenosine in August 2008, as well as the proposed acquisition of Avalon and the acceleration of certain components of the vilazodone clinical trials, we believe that our current cash, cash equivalents and marketable securities will only be sufficient to fund our operations through December 2009. We will need additional funds to continue operations and the development of vilazodone, as well as the operations of Adenosine and Avalon, including demonstrating the advantages and reliability of Avalon’s proprietary drug discovery and development technology, AvalonRx®, beyond December 2009. Management is always evaluating additional sources of financing and would consider any of the following options:
•	partnering opportunities with pharmaceutical or biotechnology companies for the marketing of vilazodone;

•	license or sublicense payments from the recently acquired Adenosine compounds and/or patents;

•	sale of equity or debt securities; and/or

•	sale of non-core assets.
     As evidenced by the September 30, 2008 and February 25, 2009 private placements, we have been successful in raising capital in the past. However, the sale of any equity or debt securities may result in additional dilution to our stockholders, and we cannot be certain that additional financing will be available in amounts or terms acceptable to the combined company, if at all.
     If we are unable to obtain financing or partnering opportunities, we may be required to implement cost reduction strategies. The most significant portion of the research and development expenses as well as some portion of sales and marketing expenses are discretionary and in anticipation of development and commercial launch of vilazodone. These cost reduction strategies could reduce the scope of and delay the timing of the planned vilazodone New Drug Application, or NDA, filing, which could harm our financial condition and operating results. We are also in the process of prioritizing the various development projects that we acquired through the Adenosine acquisition. Similar to the vilazodone development, these projects are discretionary. However, the postponement or cancellation of any of these development efforts could have a material impact on our financial condition and operating results.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for fiscal year ended March 31, 2008 in Item 1A under “Risk Factors,” in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 8, 2008, as amended, under “Risk Factors,” in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008, September 30, 2008 and December 31, 2008 in Item 1A under “Risk Factors” and the risks detailed from time to time in our future SEC reports. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PLAN OF DISTRIBUTION
     We are registering 9,165,900 shares of our common stock on behalf of the selling stockholders. As used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. A selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.
     Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.
     We are required to pay certain fees and expenses that we incur incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares by any of the selling stockholders.
SELLING STOCKHOLDERS
     The shares of common stock being offered by the selling stockholders are issuable upon conversion of the convertible notes and upon exercise of the warrants. For additional information regarding the issuance of such notes and warrants, see “Private Placements of Convertible Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.
     The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the convertible notes and warrants, as of May 5, 2009, assuming conversion of all such notes and exercise of the warrants held by the selling stockholders on that date.
     The third column lists the shares of common stock being offered by this prospectus by each selling stockholder.
      In accordance with the terms of a registration rights agreement among us and the selling stockholders, this prospectus generally covers the resale of 9,165,900 shares of our common stock, comprised of the sum of the aggregate number of shares of common stock issued or issuable upon conversion of the convertible notes and upon exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
     Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling stockholders and information filed with the SEC. The percent of beneficial ownership for the selling stockholders is based on 22,742,256 shares of our common stock outstanding as of May 5, 2009.
     We may amend or supplement this prospectus from time to time in the future to update or change this list and shares which may be resold.

				Percent of
				Outstanding
			Number of Shares to	Shares to
	Number of Shares	Number of Shares	be Owned after	be Owned after
	Beneficially Owned	Registered for Sale	Completion of the	Completion of the
Selling Stockholder	Prior to Offering	Hereby	Offering (1)	Offering (1)
New River Management V, LP (2)	7,963,935	4,582,950	3,380,985	10.4%
RJK, L.L.C. (2)	5,679,574	4,582,950	1,096,624	3.4%

(1)	We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares included in and covered by this prospectus will be held by the selling stockholders.

(2)	New River Management V, LP (“NRM V”) and RJK, L.L.C. (“RJK”) are affiliates of Randal J. Kirk, one of our directors and the chairman of our board of directors. Prior to the offering, Mr. Kirk owned 2,505,576 shares and beneficially owned 1,929,705 shares owned by Kirkfield, L.L.C. (“Kirkfield”); 1,049,877 shares owned by New River Management II, LP (“NRM II”); 290,014 shares owned by New River Management III, LP (“NRM III”); 7,963,935 shares owned by NRM V; 363,582 shares owned by Randal J. Kirk (2000) Limited Partnership (“RJK 2000”); 5,679,574 shares owned by RJK; 36,360 shares owned by Third Security Incentive 2008 LLC (“Incentive08”); 72,717 shares owned by Third Security Senior Staff 2008 LLC (“SenStaff08”); 692,617 shares owned by Third Security Staff 2001 LLC (“Staff01”); 72,717 shares owned by Third Security Staff 2008 LLC (“Staff08”); and 244,369 shares owned by Zhong Mei, L.L.C. (“Zhong Mei”). The number of shares registered for sale hereby includes: 3,055,300 shares of common stock issuable upon conversion of the principal amount of notes held by NRM V and 3,055,300 shares of common stock issuable upon conversion of the principal amount of notes held by RJK; 1,527,650 shares of our common stock issuable upon exercise of the warrants held by NRM V; and 1,527,650 shares of our common stock issuable upon exercise of the warrants held by RJK. Mr. Kirk is deemed to have beneficial ownership of all shares owned by Kirkfield, NRM II, NRM III, NRM V, RJK 2000, RJK, Incentive08, SenStaff08, Staff01, Staff08 and Zhong Mei.

LEGAL MATTERS
     Cooley Godward Kronish LLP will issue a legal opinion as to the validity of the issuance of the shares of common stock offered under this prospectus.
EXPERTS
     The consolidated financial statements of Clinical Data, Inc., incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, and the effectiveness of Clinical Data, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” effective April 1, 2006 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The financial statements of Adenosine Therapeutics, LLC incorporated in this prospectus by reference to the Current Report on Form 8-K/A as filed with the Securities and Exchange Commission on October 6, 2008 for the years ended December 31, 2007 and 2006, have been so incorporated in reliance on the report of McGladrey & Pullen, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we and our subsidiaries have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement:
(1)	our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed with the SEC on June 16, 2008;

(2)	our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 11, 2008, for the quarter ended September 30, 2008, filed with the SEC on November 5, 2008, and for the quarter ended December 31, 2008, filed with the SEC on February 9, 2009;

(3)	our current reports on Form 8-K, filed on April 23, 2008, June 16, 2008, August 5, 2008 (as to Items 8.01 and 9.01 only), August 8, 2008 (as amended on October 6, 2008 (including all exhibits thereto)), August 11, 2008, September 23, 2008, September 30, 2008, October 28, 2008; October 31, 2008; November 4, 2008; January 14, 2009; February 9, 2009; February 26, 2009; April 1, 2009; April 3, 2009; and April 20, 2009 (as amended on April 27, 2009 (including all exhibits thereto));

(4)	the description of our Common Stock, par value $0.01 per share, contained in the Section entitled “Description of Clinical Data Capital Stock — Clinical Data Common Stock,” incorporated by reference from our registration statement on Form S-4, including the prospectus contained therein, filed with the Commission on October 27, 2005, including any amendment or report filed hereafter for the purpose of updating such description;

(5)	the risk factors described in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 8, 2008, as amended, under the heading “Risk Factors;” and

(6)	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (a) after the date of the filing of the original Registration Statement and prior to the effectiveness of the Registration Statement and (b) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not considered “filed” under the Exchange Act, which filings will be deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement and to be a part hereof from the date of filing of such documents this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.
     You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address:
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
Attention: Chief Legal Officer
Telephone: (617) 527-9933
9,165,900 Shares of Common Stock

Prospectus

_________ ___, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees.

To be Paid by the
Registrant

SEC registration fee	$6,172.68
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$5,000.00
Printing and engraving expenses	$5,000.00
Miscellaneous fees and expenses	$5,000.00
Total	$31,172.68
     All of the above figures, except the SEC registration fee, are estimates.
Item 15. Indemnification of Directors and Officers.
     Our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all directors and officers which we shall have the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. Our certificate of incorporation also provides that such indemnification rights shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of its stockholders or disinterested directors or otherwise. Our certificate of incorporation additionally provides that, to the fullest extent permitted by Delaware law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.
     Our amended and restated bylaws provide that we shall, to the fullest extent authorized by the General Corporation Law of the state of Delaware, indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of our Company, our stockholders, a third party or otherwise, by reason of the fact that such person is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, a charity or a non-profit organization or person, against all expenses (including, but not limited to attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including expenses incurred in seeking indemnification. No indemnification is available with respect to: (i) indemnification of any improper personal benefit which a director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with us with respect to their activities prior to said transaction, unless specifically authorized by the our board of directors or stockholders. Our bylaws also provide that such indemnification rights shall not be exclusive of other indemnification rights to which those seeking indemnification may be entitled by law or under any bylaw, agreement, vote of our stockholders or directors or otherwise.
     We have entered into indemnification agreements with each of our current directors and officers, pursuant to which we agreed to indemnify each director and officer with respect to any expenses, judgments, fines penalties, and amounts paid in settlement in connection with any claim, pending or completed action, suit or proceeding, or any inquiry or investigation, related to any actions taken by the director or officer related to their service for us as a director or officer.
     We intend to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Item 16. Exhibits.
     The exhibits filed with this registration statement are set forth on the exhibit index following the signature page and are incorporated by reference in their entirety into this item.
Item 17. Undertakings.
(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Newton, State of Massachusetts, on May 7, 2009.

CLINICAL DATA, INC.
By:	/s/ Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer Principal Executive Officer

By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Senior Vice President and Chief Financial Officer Principal Financial and Accounting Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Andrew J. Fromkin and Caesar J. Belbel or either of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3, including post-effective amendments and any and all new registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RANDAL J. KIRK Randal J. Kirk	Chairman of the Board	May 7, 2009

/s/ ANDREW J. FROMKIN Andrew J. Fromkin	Director, President and Chief Executive Officer (Principal Executive Officer)	May 7, 2009

/s/ C. EVAN BALLANTYNE C. Evan Ballantyne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2009

/s/ LARRY D. HORNER Larry D. Horner	Director	May 7, 2009

/s/ ARTHUR B. MALMAN Arthur B. Malman	Director	May 7, 2009

/s/ BURTON E. SOBEL, M.D. Burton E. Sobel, M.D.	Director	May 7, 2009

/s/ RICHARD J. WALLACE Richard J. Wallace	Director	May 7, 2009

EXHIBIT INDEX

Exhibit	Exhibit
No.	Title

4.1	Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 11, 2008. Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on June 16, 2008, and incorporated herein by reference.

4.2	Amended and Restated By-laws of the Company, as of June 20, 2005. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 24, 2005, and incorporated herein by reference.

4.3	Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 2-82494), as filed with the Commission on March 17, 1983, and incorporated herein by reference.

5.1*	Opinion of Cooley Godward Kronish LLP as to the validity of the common stock of Clinical Data being registered hereby, together with consent.

23.1*	Consent of Deloitte & Touche LLP, Clinical Data’s independent registered public accounting firm.

23.2*	Consent of McGladrey & Pullen, LLP, Adenosine Therapeutics, LLC’s independent registered public accounting firm.

23.3*	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page of this registration statement).

*	Filed herewith.